UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CorePoint Lodging Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following disclosures were included in a Current Report on Form 8-K filed concurrently herewith:

Item 8.01 Other Events.

As previously disclosed, on November 6, 2021, CorePoint Lodging Inc., a Maryland corporation (“CorePoint”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among CorePoint, Cavalier Acquisition Owner LP (as assignee of Cavalier Acquisition JV LP), a Delaware limited partnership (“Parent”) and Cavalier MergerSub LP (as assignee of Cavalier Acquisition Owner LP), a Delaware limited partnership and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, CorePoint will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity in the Merger as a wholly owned subsidiary of Parent. The board of directors of CorePoint has approved the Merger Agreement and the transactions contemplated thereby, including the Merger.

As previously disclosed, on January 14, 2022, CorePoint filed a definitive proxy statement with the Securities and Exchange Commission relating to the special meeting of its stockholders to be held on March 1, 2022 to consider and vote on various proposals necessary to approve the Merger Agreement (the “proxy statement”).

In the proxy statement, CorePoint advised that the expected amount of any additional consideration payable to holders of CorePoint common stock in connection with the Merger was dependent on the calculation by the Internal Revenue Services (the “IRS”) of the interest payable in connection with the settlement agreement on Form 870-AD between CorePoint and the IRS.

Following the date of the proxy statement, CorePoint has received information from the IRS pursuant to which such additional consideration will be approximately $0.34 per share. Based on this information, CorePoint and Cavalier have determined that, assuming that the closing of the Merger occurs on March 3, 2022, the amount of such additional consideration will be $0.34 per share and the total merger consideration to be paid upon completion of the Merger will be $15.99 per share.

CorePoint hereby supplements the disclosures contained in the proxy statement (the “Supplemental Disclosures”) to reflect this determination. The Supplemental Disclosures are set forth below and should be read in conjunction with the proxy statement.

SUPPLEMENT TO PROXY STATEMENT

CorePoint hereby provides these Supplemental Disclosures to the proxy statement. This supplemental information should be read in conjunction with the proxy statement, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the proxy statement.

1.	The section of the proxy statement entitled “The Merger—Merger Consideration—What Stockholders Will Receive in the Merger” is hereby supplemented as follows:

A.

The fourth full paragraph on page 34 (such paragraph beginning with “IRS Closing Agreement. The payment of any…”) of the proxy statement is hereby amended and restated to read as follows (supplemented disclosure is bolded and underlined and deleted language is stricken through):

IRS Closing Agreement. The payment of any such additional cash consideration, as described in clause (ii) of the immediately preceding paragraph entitled “Adjustments to Merger Consideration” above, is dependent on CorePoint entering into a definitive closing agreement with the IRS prior to the closing. The amount of such potential additional cash consideration, if any, payable to holders of CorePoint common stock is determined based on the amount, if any, by which the settlement amount with respect to the IRS Matter (including any penalties and accrued interest with respect thereto) is less than $160 million. CorePoint received a settlement offer from the IRS with respect to the IRS Matter on November 5, 2021. On the basis of such offer, CorePoint entered into a settlement agreement on Form 870-AD with the IRS on November 29, 2021 (the “November 29 Closing Agreement”), which provides for total payments by CorePoint of approximately $89.6 million plus statutory interest through the date of payment to the IRS. Pursuant to the November 29 Closing Agreement, the total payment amount for the settlement of the IRS Matter is dependent on the calculation of interest by the IRS, which includes a determination by the IRS of the applicable statutory interest rates and applicable time periods, and the date on which the settlement payment (including interest as calculated by the IRS) is made to the IRS. ~~As a result, CorePoint cannot determine the total payment amount with specificity as of the date of this proxy statement. However, pursuant to the November 29 Closing Agreement, based on the foregoing and assuming that CorePoint makes the settlement payment to the IRS on or about the date of the effective time of the merger, CorePoint currently estimates that the amount of any such additional consideration will likely be between approximately $0.10 per share and approximately $0.35 per share, although there can be no assurance that any such additional consideration will fall within that range. Following receipt by CorePoint of the determination by the IRS of the applicable statutory interest rate and calculation by the IRS of the interest payable, CorePoint expects to inform the holders of CorePoint common stock of the expected amount of any additional consideration as determined based on such calculation by the IRS. In connection with the closing, CorePoint expects to inform the holders of CorePoint of the definitive amount of any such additional consideration. There can be no assurances that any additional consideration will be received by the holders of CorePoint common stock.~~ CorePoint’s entry into any IRS settlement is not a condition to the closing of the merger. Following the date of the proxy statement, CorePoint has received information from the IRS reflecting the IRS’ calculation of the applicable statutory interest rates, pursuant to which such additional consideration will be approximately $0.34 per share, with the exact amount depending on the date of the closing and the fully diluted number of shares of CorePoint common stock outstanding at the time of the closing. Based on this information, CorePoint and Cavalier have determined that, assuming that the closing of the merger occurs on March 3, 2022, the amount of such additional consideration will be $0.34 per share and the total merger consideration to be paid upon completion of the merger will be $15.99 per share.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: completion of the proposed transaction is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; required approvals to complete the proposed transaction by our stockholders and the receipt of certain regulatory approvals, to the extent required, and the timing and conditions for such approvals; the stock price of the Company prior to the consummation of the proposed transaction; and the satisfaction of the closing conditions to the proposed transaction; business, financial and operating risks inherent to the lodging industry; macroeconomic and other factors beyond our control, including without limitation the effects of the ongoing COVID-19 pandemic or other pandemics or outbreaks of contagious disease; the geographic concentration of our hotels; our inability to compete effectively; our concentration in the La Quinta brand; our dependence on the performance of LQ Management L.L.C. and other third-party hotel managers and franchisors; covenants in our hotel management and franchise agreements that limit or restrict the sale of our hotels; risks posed by our disposition activities, including our ability to contract with qualified buyers and the risk that purchasers may not have the access to capital or meet other requirements; risks resulting from significant investments in real estate; cyber threats and the risk of data breaches or disruptions of technology information systems; the growth of internet reservation channels; disruptions to the functioning or transition of the reservation systems, accounting systems or other technology programs for our hotels, and other technology programs and system upgrades; and our substantial indebtedness, including restrictions imposed on our ability to access our cash. Additional risks and uncertainties include, among others, those risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated or superseded from time to time in our periodic filings with the Securities and Exchange Commission (SEC). You are urged to carefully consider all such factors and we note that the COVID-19 pandemic may have the effect of heightening many of the risks and uncertainties described. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only to expectations as of the date of this communication. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this communication, such statements or disclosures will be deemed to modify or supersede such statements in this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of CorePoint by Cavalier Acquisition Owner LP. In connection with this proposed acquisition, CorePoint has filed one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that CorePoint has or may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF COREPOINT LODGING INC. ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN (OR MAY BE) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement has been mailed to stockholders of CorePoint. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by CorePoint through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CorePoint are available free of charge on CorePoint’s internet website at www.corepoint.com or upon written request to: Investor Relations, CorePoint Lodging Inc., 125 E. John Carpenter Freeway, Suite 1650, Irving, Texas 75062 or by telephone at (214) 501-5535.

Participants in Solicitation

CorePoint, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of CorePoint is set forth in the proxy statement filed with the SEC on January 14, 2022 and its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 14, 2021.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CorePoint Lodging Inc.

125 E. John Carpenter Freeway, Suite 1650

Irving, Texas 75062

Tel. (972) 893-3199

www.corepoint.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CorePoint Lodging Inc.

February 22, 2022	By:	/s/ Mark M. Chloupek
Name: Mark M. Chloupek
Title: Executive Vice President, Secretary and General Counsel